UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2005 (April 22, 2005)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-22217	62-1493316
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

      On April 22, 2005, AmSurg Corp. (the “Company”) entered into that certain Second Amended and Restated Revolving Credit Agreement, dated as of April 22, 2005, by and among the Company, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement permits the Company to borrow up to $150,000,000 under its revolving credit facility to, among other things, finance acquisitions and development projects and stock repurchase programs at an interest rate equal to, at the Company’s option, the prime rate plus up to 0.75%, LIBOR plus 0.75% to 1.75%, or a combination thereof; provides for a fee of 0.25% to 0.375% of unused commitments; prohibits the payment of dividends; and contains certain covenants relating to the ratio of debt to net worth, operating performance and minimum net worth.

      Borrowings under the revolving credit facility mature on April 22, 2010. If an event of default under the revolving credit facility shall occur and be continuing, the commitments under the revolving credit facility may be terminated and the principal amount outstanding under the revolving credit facility, together with all accrued unpaid interest and other amounts owing under the Second Amended and Restated Credit Agreement and related loan documents, may be declared immediately due and payable.

      The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Second Amended and Restated Credit Agreement, which is included as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The description of the Second Amended and Restated Credit Agreement, which is included in Item 1.01 of this Current Report on Form 8-K, is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(c)	99.1	Second Amended and Restated Revolving Credit Agreement, dated as of April 22, 2005, by and among AmSurg Corp., the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.
By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Senior Vice President and Chief Financial Officer (Principal Financial and Duly Authorized Officer)

Date: April 27, 2005

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Second Amended and Restated Revolving Credit Agreement, dated as of April 22, 2005, by and among AmSurg Corp., the several banks and other financial institutions from time to time party thereto (the “Lenders”), and SunTrust Bank, in its capacity as Administrative Agent for the Lenders